CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Greenpower International Group Ltd.:

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated May 31, 2011, relating to our audits of the balance sheet of Boxwood Acquisition Corporation (“Boxwood”) as of May 10, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from April 20, 2011 (Inception) through May 10, 2011.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated January 15, 2012, relating to our audits of the balance sheets of Shenzhen Muren Technology Industry Co., Ltd. (“Muren”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. Our report dated January 15, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to Muren's ability to continue as a going concern.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated February 3, 2012, relating to our audits of the balance sheet of Greenpower International Group Ltd. (“Greenpower”) as of September 30, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from September 16, 2011 (Inception) through September 30, 2011. Our report dated February 3, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to Greenpower’s ability to continue as a going concern.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated June 5, 2012, relating to our audits of the consolidated balance sheet of Greenpower International Group Ltd. (“Greenpower”) as of December 31, 2011, and the related consolidated statement of comprehensive loss, changes in stockholders' equity, and cash flows for the period from September 16, 2011 (Inception) through December 31, 2011. Our report dated June 5, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to Greenpower's ability to continue as a going concern.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated March 28, 2012, relating to our audits of the balance sheet of Greenpower, formerly Boxwood as of December 31, 2011, and the related statements of operations, stockholders' equity, and cash flows for the period from April 20, 2011 (Inception) through December 31, 2011. Our report dated March 28, 2012, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to Greenpower's ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

January 9, 2013